Exhibit 99(C)(2)

Acorn International, Inc. Fairness Analysis Presented to the Special Committee of Independent Directors October 10, 20 20 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is fu rnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Duff & Phelps, LL C a nd its affiliates. CONFIDENTIAL

2 CONFIDENTIAL Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Duff & Phelps, LLC (“ Duff & Phelps ”) to the special committee of independent directors (the “ Special Committee ”) of the board of directors (the “ Board of Directors ”) (solely in its capacity as the Special Committee) of Acorn International, Inc . (“ Acorn ” or the “ Company ”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein) . • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee . • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee . • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion . These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee . • The accompanying material does not, and any Opinion provided by Duff & Phelps would not : (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction ; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction ; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party . • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision . Duff & Phelps did not independently verify such information . Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future . • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction .

3 CONFIDENTIAL Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis – Discounted Cash Flow Analysis – Selected Public Companies / M&A Transactions Analysis

Introduction and Transaction Overview Section 01

5 CONFIDENTIAL Introduction and Transaction Overview The Engagement • Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such) . • Specifically, Duff & Phelps has been asked to provide an opinion (the “ Opinion ”) as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US $ 0 . 01 per share, of the Company (each, a “ Share ” or, collectively, the “ Shares ”), other than the Excluded Shares (as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing twenty Shares (each, an “ ADS ” and collectively, “ ADSs ”), other than ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, First Ostia Port Ltd . , a Cayman Islands exempted company (the “ Controlling Shareholder ”), and Second Actium Coin Ltd . , a Cayman Islands exempted company all of the outstanding shares of which are owned by the Controlling Shareholder (“ Merger Sub ”), propose to enter into an Agreement and Plan of Merger (the “ Merger Agreement ”), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated October 8 , 2020 . • Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into the Company and the separate corporate existence of Merger Sub will cease, with the Company surviving the merger . In connection with such merger, (i) each Share, including Shares represented by ADSs, issued and outstanding (other than the Excluded Shares) shall be cancelled in exchange for the right to receive US $ 1 . 05 in cash per Share without interest (the “ Per Share Merger Consideration ”) and (ii) each ADS issued and outstanding (other than ADSs representing the Excluded Shares) shall represent the right to receive US $ 21 . 00 in cash per ADS without interest (the “ Per ADS Merger Consideration ”, and together with the Per Share Merger Consideration, the “ Merger Consideration ”) (collectively, the “ Proposed Transaction ”) . • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement . • For purposes of the Opinion, (i) “ Excluded Shares ” shall mean, collectively, (a) Shares owned by any of the Controlling Shareholder, Merger Sub or any other direct or indirect wholly owned Subsidiary of the Company, or the Controlling Shareholder, and in each case not held on be half of third parties, and (b) Shares owned by holders of Shares who have validly exercised and not effectively withdrawn or lost their appraisal rights pu rsuant to Section 238 of the Cayman Companies Law; and (ii) “ Subsidiary ” and “ Cayman Companies Law ” shall have the meanings set forth in the Merger Agreement.

6 CONFIDENTIAL Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances . Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular . Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below : 1. Reviewed the following documents : - The Company’s annual reports and audited financial statements on Form 20 - F filed with the Securities and Exchange Commission (the “ SEC ”) for the years ended December 31 , 2016 through December 31 , 2019 and the Company’s unaudited interim financial statements for the six months ended June 30 , 2018 , June 30 , 2019 and June 30 , 2020 included in the Company’s Form 6 - K filed with the SEC ; - Unaudited segment financial information for the Company for the years ended December 31 , 2017 through December 31 , 2019 and for the six months ended June 30 , 2018 , June 30 , 2019 and June 30 , 2020 , provided by the management of the Company ; - Information regarding the Company’s investments in Shanghai Yimeng Software Technology Co . , Ltd . (the “ Yimeng Investments ”), including, among other information, the unaudited book value recorded by the Company as of June 30 , 2020 and recent sale transaction details, provided by the management of the Company ; - A detailed financial projection model for the Company for the years ending December 31 , 2020 through December 31 , 2024 , prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “ Management Projections ”) ; - Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company ; - A letter dated October 7 , 2020 from the management of the Company, which made certain representations as to certain historical financial information for the Company, the Yimeng Investments, the Management Projections and the underlying assumptions of such projections (the “ Management Representation Letter ”) ; and - Documents related to the Proposed Transaction, including a draft of the Merger Agreement dated October 8 , 2020 ; 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company ; 3. Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business ; 4. Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant ; 5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant ; and 6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate .

Introduction and Transaction Overview

Ownership Summary

Ownership



Management and Insiders 5.6%
Institutional Investors 0.5%
Public Investors and Others 18.1%
Buyer Group 75.8%

Acorn International, Inc. - Ownership

Current Shareholders	Ordinary Shares (1)	ADS Equivalent	% of Ownership
Buyer Group			
Robert W. Roche (Co-Founder & Executive Chairman) and his affiliates	38,967,937	1,948,397	75.8%
Buyer Group	38,967,937	1,948,397	75.8%
Management and Insiders			
Edward J. Roche, Jr.	1,751,760	87,588	3.4%
Jacob A. Fisch (President & CEO)	980,000	49,000	1.9%
Pierre E. Cohade (Lead Director)	85,884	4,294	0.2%
Joseph Cachey, Jr.	48,500	2,425	0.1%
Management and Insiders	2,866,144	143,307	5.6%
Institutional Investors			
Envestnet Asset Management, Inc.	169,280	8,464	0.3%
Morgan Stanley, Investment Banking and Brokerage Investments	65,760	3,288	0.1%
UBS Asset Management	20,840	1,042	0.0%
Dimensional Fund Advisors L.P.	13,840	692	0.0%
Global Retirement Partners Llc, Asset Management Arm	1,800	90	0.0%
Vision2020 Wealth Management Corp.	300	15	0.0%
Total Institutional Investors	271,820	13,591	0.5%
Public Investors and Others	9,313,157	465,658	18.1%
Total Shares Outstanding (2)	51,419,058	2,570,953	100.0%

Notes:
(1) Each ADS represents 20 ordinary shares
(2) Shares outstanding provided by the management of the Company

Source: SEC filings, Capital IQ, the management of the Company

CONFIDENTIAL 7 DUFF & PHELPS

8 CONFIDENTIAL Introduction and Transaction Overview Trading Analysis Source: Capital IQ, SEC filings Acorn International, Inc. - Trading History November 5, 2018 to October 8, 2020 Acorn International, Inc. Historical Trading Metrics (in thousands, except per ADS) During one year prior to Offer Post Offer Average Closing Price $15.59 Average Closing Price $14.42 High $19.59 High $14.95 Low $7.96 Low $13.26 Average Volume 4.2 Average Volume 3.0 % of Shares Issued and Outstanding 0.2% % of Shares Issued and Outstanding 0.1% % of Float 0.9% % of Float 0.6% 0 5 10 15 20 25 30 35 40 45 50 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 Volume (thousands) Per ADS Price Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP Offer (1) Trailing Volume Weighted Average Price (VWAP) Prior to Offer at August 18, 2020. Current (10/8/20) Offer Price Premium Relative to: 42.6% 30 - Day VWAP (1) 31.6% 37.6% 50.7% 60 - Day VWAP (1) 90 - Day VWAP (1) One Day Prior 44.2% $14.73 $15.96 $15.27 $13.93 $14.57 November 4, 2019 Acorn received a non - binding proposal from Mr. Robert W. Roche ("Mr. Roche ") to acquire all of the outstanding shares and ADSs of the Company that are not already beneficially owned by the transaction vehicle formed by Mr. Roche (the "Buyer Vehicle") for USD19.50 per ADS or USD0.975 per share in cash . February 14, 2020 The Buyer Vehicle announced not to pursue the acquisition of the Company at a purchase price of USD19.50 per ADS or USD0.975 per share as set out in preliminary non - binding proposal letter dated November 4, 2019 . April 30, 2020 Acorn reported Q1'20 financial results. The Company reported total revenue of USD8.0 million and net income of USD2.7 million for the three months ended March 31,2020 . April 30, 2019 Acorn reported FY2018 financial results. The Company reported total revenue of USD28.4 million and net income of USD31.1 million for FY2018 . The diluted earnings per share is USD0.60 for FY2018. June 3, 2020 Acorn reported FY2019 financial results. The Company reported total revenue of USD37.5 million and net income of USD9.8 million for FY2019. The diluted earnings per share is USD0.19 for FY2019. December 4, 2018 Acorn reported Q3'18 financial results. The Company reported total revenue of USD8.3 million and net income of USD3.8 million for the three months ended September 30, 2018 . May 22, 2019 Acorn reported Q1'19 financial results. The Company reported total revenue of USD9.2 million and net income of USD4.8 million for the three months ended March 31, 2019 . September 16, 2019 Acorn reported Q2'19 financial results. The Company reported total revenue of USD8.7 million and net income of USD0.1 million for the three months ended June 30, 2019 . December 11, 2019 Acorn reported Q3'19 financial results. The Company reported total revenue of USD11.3 million and net income of USD1.2 million for the three months ended September 30, 2019 . October 2, 2020 Acorn reported Q2'20 financial results. The Company reported total revenue of USD8.7 million and net income of USD2.0 million for the three months ended June 30,2020 . August 17, 2020 Acorn received a non - binding proposal Mr. Roche to acquire all of the outstanding shares and ADSs of the Company that are not already beneficially owned by the Buyer Vehicle for USD15.22 per ADS or USD0.761 per share in cash.

Introduction and Transaction Overview

Proposed Transaction

Acorn International, Inc. - Offer Price Premium Relative To

	Share Price	Implied Premium
Share price as of 10/8/20	$14.73	42.6%
One-day prior (8/17/20)	$14.57	44.2%
One-week prior (8/11/20)	$14.37	46.1%
30-days trailing VWAP prior to August 18, 2020	$15.96	31.6%
60-days trailing VWAP prior to August 18, 2020	$15.27	37.6%
90-days trailing VWAP prior to August 18, 2020	$13.93	50.7%
Offer Price	**$21.00**	

Source: Capital IQ and SEC filings

Acorn International, Inc. - Implied Transaction Value

(USD in millions, except per ADS data)

		Offer $21.00
ADSs Issued and Outstanding	2.6	
Implied Equity Value		**$54.0**
Cash (1)		(29.2)
E-surer Loan Receivable (2)		(3.6)
Held-for-sale Assets (3)		(0.8)
Investment in Yimeng (4)		(1.9)
Cachet Loan Receivable (5)		(14.7)
Investments in Affiliates (6)		(0.1)
Dividend Payable		0.1
Non-controlling Interest (7)		0.3
Implied Enterprise Value		**$4.1**
Implied Offer Multiples:		
EV / LTM Revenue	$36	0.11x
P / Book Value	$61	0.88x

(1) Adjusted for RMB 72.5 million of proceeds from sales of shares of Shanghai Yimeng Software Technology Co., Ltd. and USD 58,677 of cash used for repurchases of the Company's ADSs since June 30, 2020; reflects a 10% withholding tax discount on the onshore balance.

(2) Convertible note receivable from Shanghai e-Surer Financial Services Co., Ltd., including accrued interest through October 10, 2020; after application of a 10% withholding tax discount.

(3) Includes certain assets related to the Company's HJX business pending approval to be transferred for proceeds of RMB 6 million, per the management of the Company; after application of a 10% withholding tax discount.

(4) Includes the Company's investment in Shanghai Yimeng Software Technology Co., Ltd., calculated as 3,245,343 shares multiplied by RMB 4.50 per share, reflecting the share price of recent share sales by the Company; after application of a 10% withholding tax discount.

(5) Related-party loans to Cachet Hotel Group, including accrued interest through October 10, 2020; after application of a 10% withholding tax discount on the onshore balance.

(6) Book value as of June 30, 2020.

(7) Reflects 25% interest in Zhongshan Meijin Digital Technology Co., Ltd.; book value as of June 30, 2020.

Note: Balance sheet data and LTM as of June 30, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses. USD/RMB exchange rate of 6.7910 as of October 8, 2020 is utilized to convert the RMB-denominated items.

CONFIDENTIAL 9 DUFF & PHELPS

Introduction and Transaction Overview

Valuation Summary

Valuation Range Conclusions

(USD in thousands, except per ADS values)

	Discounted Cash Flow Analysis			Selected Public Companies / M&A Transactions Analysis			
	Low		High	Low		High	
Enterprise Value Range	$900	-	$2,100	$3,300	-	$9,400	
Cash (1)	29,201	-	29,201	29,201	-	29,201	
E-surer Loan Receivable (2)	3,631	-	3,631	3,631	-	3,631	
Held-for-sale Assets (3)	795	-	795	795	-	795	
Investment in Yimeng (4)	1,935	-	1,935	1,935	-	1,935	
Cachet Loan Receivable (5)	14,686	-	14,686	14,686	-	14,686	
Investments in Affiliates (6)	91	-	91	91	-	91	
Dividend Payable	(131)	-	(131)	(131)	-	(131)	
Non-controlling Interest (7)	(331)	-	(331)	(331)	-	(331)	
Equity Value Range	$50,777	-	$51,977	$53,177	-	$59,277	
ADSs Issued and Outstanding (8)	2,570,953	-	2,570,953	2,570,953	-	2,570,953	Offer Price
Value Per ADS Range	$19.78	-	$20.25	$20.68	-	$23.06	$21.00
Implied Valuation Multiples							
EV / LTM Revenue	0.02x	-	0.06x	0.09x	-	0.26x	0.11x
P / Book Value	0.83x	-	0.85x	0.87x	-	0.97x	0.88x

(1) Adjusted for RMB 72.5 million of proceeds from sales of shares of Shanghai Yimeng Software Technology Co., Ltd. and USD 58,677 of cash used for repurchases of the Company's ADSs since June 30, 2020; reflects a 10% withholding tax discount on the onshore balance.

(2) Convertible note receivable from Shanghai e-Surer Financial Services Co., Ltd., including accrued interest through October 10, 2020; after application of a 10% withholding tax discount.

(3) Includes certain assets related to the Company's HJX business pending approval to be transferred for proceeds of RMB 6 million, per the management of the Company; after application of a 10% withholding tax discount.

(4) Includes the Company's investment in Shanghai Yimeng Software Technology Co., Ltd., calculated as 3,245,343 shares multiplied by RMB 4.50 per share, reflecting the share price of recent share sales by the Company; after application of a 10% withholding tax discount.

(5) Related-party loans to Cachet Hotel Group, including accrued interest through October 10, 2020; after application of a 10% withholding tax discount on the onshore balance.

(6) Book value as of June 30, 2020.

(7) Reflects 25% interest in Zhongshan Meijin Digital Technology Co., Ltd.; book value as of June 30, 2020.

(8) Adjusted for repurchases of 3,723 ADSs since June 30, 2020, per the management of the Company.

Note: Balance sheet data and LTM as of June 30, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses. USD/RMB exchange rate of 6.7910 as of October 8, 2020 is utilized to convert the RMB-denominated items.

CONFIDENTIAL

10

DUFF & PHELPS

11 CONFIDENTIAL Introduction and Transaction Overview Per ADS Valuation Range $20.68 $19.78 $23.06 $20.25 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 $24.00 Selected Public Companies / M&A Transactions Analysis Discounted Cash Flow Analysis Value Per ADS (USD) $21.00 Offer Price

Valuation Analysis Section 02

Valuation Analysis

Historical and Projected Financial Performance

Historical and Projected Financial Performance

(USD in thousands)

	2017A	2018A	2019A	YTD 6/30/2019	YTD 6/30/2020	LTM 6/30/2020	Management Projections 2020P	2021P	2022P	2023P	2024P
Babaka	$15,627	$23,359	$33,688	$15,304	$12,616	$31,000	$30,027	$32,129	$33,736	$35,423	$37,194
Growth	*NM*	*49.5%*	*44.2%*	*67.8%*	*(17.6%)*	*4.9%*	*(10.9%)*	*7.0%*	*5.0%*	*5.0%*	*5.0%*
Acorn Fresh	$2	$409	$2,955	$1,270	$2,895	$4,580	$5,774	$6,929	$7,775	$8,327	$8,918
Growth	*NM*	*NM*	*NM*	*NM*	*127.9%*	*181.0%*	*95.4%*	*20.0%*	*12.2%*	*7.1%*	*7.1%*
Acorn Digital	$0	$0	$0	$0	$431	$431	$1,141	$0	$0	$0	$0
Growth	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*
Other	$1,312	$1,274	$733	$443	$0	$290	$0	$0	$0	$0	$0
Growth	*NM*	*(2.9%)*	*(42.4%)*	*(47.2%)*	*NM*	*(66.9%)*	*NM*	*NM*	*NM*	*NM*	*NM*
Total Net Revenue	$17,067	$25,087	$37,419	$17,039	$15,946	$36,326	$36,946	$39,059	$41,510	$43,749	$46,112
Growth	*3.6%*	*47.0%*	*49.2%*	*70.1%*	*(6.4%)*	*13.1%*	*(1.3%)*	*5.7%*	*6.3%*	*5.4%*	*5.4%*
Adjusted EBITDA	-$2,170	$3,370	$882	-$203	-$1,488	-$403	-$2,950	-$626	$192	$938	$1,687
Margin %	*(12.7%)*	*13.4%*	*2.4%*	*(1.2%)*	*(9.3%)*	*(1.1%)*	*(8.0%)*	*(1.6%)*	*0.5%*	*2.1%*	*3.7%*
Growth	*NM*	*NM*	*(73.8%)*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*388.4%*	*79.9%*
Adjusted EBIT	-$3,403	$2,499	$715	-$325	-$1,555	-$515	-$3,192	-$876	-$66	$671	$1,412
Margin %	*(19.9%)*	*10.0%*	*1.9%*	*(1.9%)*	*(9.8%)*	*(1.4%)*	*(8.6%)*	*(2.2%)*	*(0.2%)*	*1.5%*	*3.1%*
Growth	*NM*	*NM*	*(71.4%)*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*NM*	*110.2%*
Capital Expenditure	$338	$98	$138	$104	$110	$144	$876	$79	$82	$87	$91
% of Net Revenue	*2.0%*	*0.4%*	*0.4%*	*0.6%*	*0.7%*	*0.4%*	*2.4%*	*0.2%*	*0.2%*	*0.2%*	*0.2%*
Net Working Capital	-$4,620	-$1,016	$1,233			$2,850	$2,818	$3,863	$4,454	$4,919	$5,405
% of Net Revenue	*(27.1%)*	*(4.0%)*	*3.3%*			*7.8%*	*7.6%*	*9.9%*	*10.7%*	*11.2%*	*11.7%*

Note: Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.
Source: Company filings, the management of the Company

CONFIDENTIAL 13 DUFF & PHELPS

14 CONFIDENTIAL Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows . • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders . • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk . • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending D ecember 31 , 2020 through 2024 (excluding public company expenses, as provided by the management of the Company), discussions with the management of the Company, and a review of the Company’s historical performance and other factors t o develop the DCF analysis . • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula . • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 15 . 0 % to 17 . 0% , derived from the Capital Asset Pricing Model . • The following is a summary of the Management Projections utilized in the discounted cash flow analysis : - Net revenue is projected to decline 1 . 3 % in 2020 and to increase at a compound annual growth rate of 5 . 7 % from 2020 to 2024 . - EBITDA is projected to be negative from 2020 to 2021 before turning positive in 2022 , with EBITDA margin projected to reach 3 . 7 % by 2024 . - Capital expenditures average 0 . 6 % of net revenue from 2020 to 2024 . - Net working capital averages 10 . 2 % of net revenue from 2020 to 2024 .

Valuation Analysis

DCF Analysis Summary

Discounted Cash Flow Analysis

(USD in thousands, except per ADS values)

	LTM	2020P	2021P	2022P	2023P	2024P	Terminal Year
Net Revenue	$36,326	$36,946	$39,059	$41,510	$43,749	$46,112	$46,112
Growth	*13.1%*	*(1.3%)*	*5.7%*	*6.3%*	*5.4%*	*5.4%*	
EBITDA	-$403	-$2,950	-$626	$192	$938	$1,687	$1,687
Margin	*(1.1%)*	*(8.0%)*	*(1.6%)*	*0.5%*	*2.1%*	*3.7%*	*3.7%*
Growth	*NM*	*NM*	*NM*	*NM*	*NM*	*110.2%*	
		2020 Q2-Q4					
Earnings Before Interest and Taxes		(1,636)	(876)	(66)	671	1,412	1,601
Pro Forma Taxes		0	0	0	0	0	(400)
Net Operating Profit After Tax		(1,636)	(876)	(66)	671	1,412	1,201
Depreciation		175	250	258	267	276	86
Capital Expenditure		(766)	(79)	(82)	(87)	(91)	(91)
(Increase) / Decrease in Working Capital		32	(1,046)	(591)	(465)	(486)	(257)
Free Cash Flow (1)		-$2,195	-$1,751	-$481	$386	$1,110	$939

Enterprise Value Range		Low	High
Terminal Growth Rate		5.00%	5.00%
Weighted Average Cost of Capital		17.00%	15.00%
Enterprise Value Range		**$900**	**$2,100**
Implied Value Per ADS Range		$19.78	$20.25
Implied Valuation Multiples			
EV / LTM Revenue	$36,326	0.02x	0.06x

(1) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range.

Note: Balance sheet data and LTM as of June 30, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

CONFIDENTIAL 15 DUFF&PHELPS

16 CONFIDENTIAL Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected nine publicly traded companies that were deemed relevant to its analysis . • Duff & Phelps analyzed the financial performance of each of the publicly traded companies . Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to revenue, EBITDA and EBIT . Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition transactions involving target companies that were deemed relevant to its analysis and computed the implied valuation multiples for such transactions . Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant . Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group . None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

Valuation Analysis

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis

COMPANY INFORMATION	REVENUE GROWTH					EBITDA GROWTH					EBITDA MARGIN				
Company Name	3-YR CAGR	LTM	2020	2021	2022	3-YR CAGR	LTM	2020	2021	2022	3-YR AVG	LTM	2020	2021	2022
momo.com Inc.	22.7%	29.4%	30.6%	25.1%	28.3%	19.3%	32.5%	47.3%	18.5%	32.9%	4.4%	4.4%	4.4%	4.2%	4.3%
Stitch Fix, Inc.	20.5	8.5	5.0	18.9	16.9	NM	NM	NM	NA	NA	1.7	-1.7	-2.3	0.8	2.9
BHG Group AB	33.6	39.3	39.3	10.2	9.5	55.8	100.3	69.9	12.8	12.3	5.0	8.4	8.8	9.0	9.3
Hyundai Home Shopping Network Corporation	NM	38.8	1.9	3.9	6.5	18.4	18.8	1.3	-1.3	5.9	12.4	9.3	9.3	8.9	8.8
PChome Online Inc.	14.7	14.3	14.3	18.0	19.2	-6.3	313.5	-12.4	15.6	19.8	-0.7	2.6	1.9	1.9	1.9
Yunji Inc.	108.7	-40.3	8.5	21.5	9.0	NM	NM	NM	169.7	18.3	-1.5	-2.5	1.1	2.5	2.7
NS Shopping Co., Ltd	4.1	13.0	10.4	3.4	5.0	-21.3	-28.9	5.2	2.9	14.0	14.8	7.9	8.5	8.5	9.2
Secoo Holding Limited	38.2	0.3	NA	NA	NA	NM	-19.5	NM	NM	NA	3.6	3.0	NA	NA	NA
ECMOHO Limited	NA	21.8	NA	NA	NA	NA	NM	NM	NA	NA	3.3	-1.3	NA	NA	NA
Mean	34.7%	13.9%	15.7%	14.4%	13.5%	13.2%	69.5%	22.3%	36.4%	17.2%	4.8%	3.3%	4.5%	5.1%	5.6%
Median	22.7%	14.3%	10.4%	18.0%	9.5%	18.4%	25.7%	5.2%	14.2%	16.2%	3.6%	3.0%	4.4%	4.2%	4.3%
Acorn International, Inc.	31.4%	13.1%	-1.3%	5.7%	6.3%	NM	NM	NM	NM	NM	1.0%	-1.1%	-8.0%	-1.6%	0.5%

Note: The Company's financial performance metrics presented are adjusted to exclude public company cost and non-recurring income and expenses.
LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
EBIT = Earnings Before Interest and Taxes
Source: Capital IQ, Bloomberg, company filings, press releases

CONFIDENTIAL 17 DUFF&PHELPS

Valuation Analysis

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS MULTIPLE OF											
Company Name	Stock Price on 10/08/20	% of 52-Wk High	Equity Value	Enterprise Value	LTM EBITDA	2020 EBITDA	2021 EBITDA	2022 EBITDA	LTM EBIT	2020 EBIT	2021 EBIT	2022 EBIT	LTM Revenue	2020 Revenue	2021 Revenue	2022 Revenue
momo.com Inc.	$25.29	91.3	$3,592	$3,417	37.3x	33.0x	27.9x	21.0x	52.3x	46.3x	36.0x	28.5x	1.65x	1.45x	1.16x	0.90x
Stitch Fix, Inc.	31.21	99.5	3,254	3,254	NM	NM	NM	44.9	NM	NM	NM	94.9	1.90	1.78	1.50	1.28
BHG Group AB	14.65	100.0	1,573	1,658	23.0	19.3	17.1	15.2	32.7	25.5	23.6	21.0	1.93	1.70	1.54	1.41
Hyundai Home Shopping Network Corporation	61.49	80.8	704	-307	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM
PChome Online Inc.	3.54	73.0	415	282	7.5	9.4	8.1	6.8	NM	15.1	11.6	9.5	0.19	0.18	0.15	0.13
Yunji Inc.	1.76	25.2	374	120	NM	5.7	2.1	1.8	NM	9.3	2.7	2.3	0.10	0.06	0.05	0.05
NS Shopping Co., Ltd	11.27	80.7	373	689	18.8	16.9	16.4	14.4	32.0	28.5	28.6	24.0	1.48	1.44	1.40	1.33
Secoo Holding Limited	2.78	38.5	196	242	8.7	NA	NA	NA	10.0	NA	NA	NA	0.26	NA	NA	NA
ECMOHO Limited	1.39	13.1	48	29	NM	NA	NA	NA	NM	NA	NA	NA	0.09	NA	NA	NA
Mean					19.1x	16.9x	14.3x	17.3x	31.7x	24.9x	20.5x	30.0x	0.95x	1.10x	0.97x	0.85x
Median					18.8x	16.9x	16.4x	14.8x	32.3x	25.5x	23.6x	22.5x	0.87x	1.45x	1.28x	1.09x

LTM = Latest Twelve Months

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents) - (Net Non-Operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

EBIT = Earnings Before Interest and Taxes

Source: Capital IQ, Bloomberg, company filings, press releases

CONFIDENTIAL

18

DUFF & PHELPS

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	LTM EBIT	EBITDA Margin	EV / Revenue	EV / EBITDA	EV / EBIT
7/26/2019	Arc E-commerce AB	Engages in online retail of home, household, and leisure products.	Bygghemma Group First AB (publ) (nka:BHG Group AB)	$11	$11	NA	$1	NA	1.08x	NA	12.0x
8/29/2018	Firtal Group ApS	Operates a portfolio of e-commerce sites and brands.	Matas A/S	$24	$14	$1	NA	10.0%	1.65x	16.5x	NA
6/22/2018	DCG Soluções Para Venda Digital S.A.	Owns and operates an e-commerce platform for digital sales.	Linx Sistemas e Consultoria Ltda.	$18	$398	NA	NA	NA	0.04x	NA	NA
7/6/2017	HSN, Inc.	Operates as an interactive multi-channel retailer and provides products through TV shopping programs and other digital sites.	QVC Group (nka:Qurate Retail Group, Inc.)	$2,606	$3,503	$244	$220	7.0%	0.74x	10.7x	11.8x
4/17/2017	Shenzhen TOMTOP Technology Co., Ltd.	Operates a wholesale and retail online shop for buying products in China.	Yiwu Huading Nylon Co.,Ltd.	$459	$330	$24	$23	7.4%	1.39x	18.8x	19.8x
3/27/2017	Shanghai Liduoduo Electronic Commerce Co., Ltd.	Operates an e-commerce platform, engaged in retail of food and drinks.	Nanfang Black Sesame Group Co., Ltd.	$105	$90	$5	$5	5.9%	1.16x	19.5x	19.7x

	EV / Revenue	EV / EBITDA	EV / EBIT
Mean	1.01x	16.4x	15.8x
Median	1.12x	17.7x	15.9x

Source: Capital IQ, Bloomberg, company filings, press releases

CONFIDENTIAL 19 DUFF & PHELPS

20 CONFIDENTIAL Valuation Analysis Selected Public Companies / M&A Transactions Analysis Summary Note: Financial performance metrics presented are adjusted to exclude public company costs and non - recurring income and expenses . Selected Public Companies / M&A Transactions Analysis Summary (USD in thousands, except per ADS values) Valuation Multiples Valuation Summary Metric Public Companies Median M&A Transactions Median Selected Multiple Range Company Performance Enterprise Value Range EV / LTM Revenue 0.09x 1.93x 0.87x 1.12x 0.09x 0.26x $36,326 $3,269 - $9,445 Enterprise Value Range $3,300 - $9,400 Implied Value Per ADS Range $20.68 $23.06 Implied Multiples EV / 2020 Revenue 0.06x 1.78x 1.45x NA $36,946 0.09x - 0.25x EV / 2021 Revenue 0.05x 1.54x 1.28x NA $39,059 0.08x - 0.24x EV / 2022 Revenue 0.05x 1.41x 1.09x NA $41,510 0.08x - 0.23x Public Companies Range